SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): November 7, 2005


                        GLOBAL PAYMENT TECHNOLOGIES, INC.
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


           Delaware                 0-25148               11-2974651
           --------                 -------               ----------
 (State or Other Jurisdiction     (Commission           (IRS Employer
       of Incorporation)           File No.)           Identification No.)


425B Oser Avenue, Hauppauge, New York                             11788
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                        (Zip Code)


       Registrant's telephone number, including area code: (631) 231-1177


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

     Effective November 7, 2005, the Company entered into an agreement with Stephen Nevitt to serve as President/CEO of the Company for a period of one year at an annual salary of $225,000. The agreement grants Mr. Nevitt options to purchase 250,000 shares of the common stock of the Company at $2.85 per share, the fair market value as of the date of the agreement, which options vest at the rate of 83,333 options on the first anniversary of the date of the agreement and a like amount on each of the second and third anniversaries and options to purchase an additional 250,000 shares, subject to approval by the shareholders of the Company at its next meeting of shareholders. If such additional options are approved, the exercise price would be the fair market value at the date of the approval and would otherwise be identical to the options previously granted.

     Also effective November 7, 2005, the Company and Thomas Oliveri entered into an agreement pursuant to which Mr. Oliveri resigned as Chief Executive Officer and President of Global Payment Technologies Inc, and assumed the position of Chief Operating Officer and Executive Vice President.


Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Effective November 7, 2005, Thomas Oliveri resigned as the Chief Executive Officer and President of the Company. Mr. Oliveri will remain with the Company and has been elected to the position of Chief Operating Officer and Executive Vice President. On the same date, the Board of Directors of the Company appointed Stephen Nevitt to serve as the new President/CEO.

     Mr. Nevitt, who is 56 years old, has been a director of the Company since January 2005. Since September 2003, he has been a partner in Solar Crossings LLC, an international marketing and sales agency that is consulting on the commercial launch of new sunglass technologies. From August 2000 through August 2003, Mr. Nevitt was a consultant to Bushnell Performance Optics, a leading global distributor of sunglasses, binoculars and range finders. The Company has entered into a one year agreement with Mr. Nevitt providing for an annual salary of $225,000, granted Mr. Nevitt options to purchase 250,000 shares at $2.85 per share which options vest at the rate of 83,333 options on the first anniversary of the date of the agreement and a like amount on each of the second and third anniversaries and options to purchase an additional 250,000 shares, subject to approval by the shareholders of the Company as described in Item 1.01 above. Mr. Nevitt does not have a family relationship with any other director or executive officer of the Company and has not directly or indirectly engaged in any transaction or transactions with the Company since the beginning of its last fiscal year in which the amount involved exceeded $60,000.


Item 9.01. Financial Statements and Exhibits.

   (d)   Exhibits.
         --------

         99.1            Press Release dated November 8, 2005

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 9, 2005

                                     GLOBAL PAYMENT TECHNOLOGIES, INC.



                                     By: /s/ Thomas McNeill
                                         ------------------
                                         Name: Thomas McNeill
                                         Title: Vice President, Chief Financial
                                                Officer and Secretary

                                  Exhibit Index

       Exhibit No.       Description
       -----------       -----------
       99.1              Press Release dated November 8, 2005